SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2005

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6906

Commission File Number: 000-33065

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We have been notified by Ashworth Explorations Ltd. (“Ashex”), the work operator, that Phase I of the work program is now underway on the Lucky Boy Uranium Project in Arizona.  A crew from Ashex has recently returned from the property with Dr. Joe Montgomery, company consultant, Nick Barr, American project geologist and a geophysical operator, having visited the subject claims.  Observed by Dr. Joe Montgomery et al, were previous mining activities, adits, stock-piled material, and radioactive out-croppings.  Use of a scintillometer verified the presence of anomalous radioactivity in the area.  A Plan of Operation (PoO) will be submitted to the necessary regulatory authorities in order to commence drilling operations.  The operator has informed us that geological mapping, sampling, grid work, geochemical and geophysical surveys will be conducted within the next 2-6 weeks.

We have entered into an agreement to acquire 100% of the Lucky Boy Uranium Project in Arizona.  We will earn 100% interest in the project in consideration of incurring $925,000 in exploration and development programs on the Luck Boy Project during a period of three years from the date of the exercise of the option.  We will pay property costs totaling $75,000 over three years, of which we have made the first payment.  We have the right to option any portion of this prospect once we have earned in.

The Lucky Boy Project is a past producer and was one of the first producing uranium mines in the state of Arizona.

We have retained Ashex to run the work programs with Dr. Montgomery over-seeing the project and generating the reports with the assistance of his American counter-parts.  Ashex has been in business for over 25 years as a mineral exploration contractor.

In the last two years, the contracted price at which energy companies purchase uranium has more than doubled, as stockpiles and scraps supplies have dried up.  On the demand side, more material will be needed to fuel a new wave of environmentally friendly nuclear power generators are permitted to satisfy global energy demand. The rift between uranium mining and the needs of nuclear power plants has been stable for the last decade at around 40-45%. According to iNi data, between 1985 and 2003 commercial reserves of uranium in the world diminished by 50%.  Only 55% of the uranium consumed in 2003 had been mined that year. However, uranium reserves—the primary reason that the deficit has gone unnoticed until now—are being depleted with every passing year.

Conrad Clemiss, our president stated, “It is great to now have Phase I underway with hope of commencing drilling in the second quarter.  We want to notify our shareholders that GPTC is continuing to grow through projects that will maximize shareholder value.  This prospect, along with our gold prospects that are expected to commence operations this quarter, are an indication to us that we are on the right track.”

To receive timely updates and information on any future developments as they occur please email us at info@goldenpatriotcorp.com.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

__________________________________

Conrad Clemiss

President & Director

Date:         April 21, 2005